Exhibit 5.1

October 6, 2021, 2021

Byrna Technologies Inc.

100 Burtt Road, Suite 115

Andover, MA 01810

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Byrna Technologies Inc. (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of 3,900,000 shares of common stock, par value $0.001 per share, of the Company (collectively, the “Shares”), 2,500,000 of which are reserved for issuance under the Byrna Technologies, Inc. 2020 Equity Incentive Plan (the “Plan”) and 1,400,000 of which have been approved for issuance under the Plan by the board of directors pursuant to an amendment to the Plan (the “Plan Amendment”) subject to approval of the stockholders.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. the Registration Statement;

2. the Plan and the Plan Amendment;

3. the Form of Incentive Stock Option Award Agreement relating to awards under the Plan;

4. the Form of Nonqualified Stock Option Award Agreement relating to awards under the Plan (items 2, 3 and 4 are referred to as the “Plan Agreements”);

5. the Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the Securities Exchange Commission on February 26, 2021), included as Exhibit 3.1 to the Registration Statement;

6. the Certificate of Amendment to the Certificate of Incorporation of Byrna Technologies Inc., included as Exhibit 3.2 to the Registration Statement; and

5. the By-laws, as amended and restated, included as Exhibit 3.3 to the Registration Statement.

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including copies of resolutions of the board of directors of the Company relating to the issuance of the Shares, certified by the Company and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinion expressed below. We have also relied upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that, subject to stockholder approval of the Plan Amendment, the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered in accordance with the terms of the Plan, and any applicable Plan Agreement, as applicable, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Taft Stettinius & Hollister LLP

TAFT STETTINIUS & HOLLISTER LLP